UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 29, 2012

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE BELLEVUE, WA 98004
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 29, 2012, Redbox Automated Retail, LLC (“Redbox”), a wholly-owned subsidiary of Coinstar, Inc. (“Coinstar”), entered into a First Amendment to the Revenue Sharing License Agreement (the “Amended Agreement”) with Universal Studios Home Entertainment LLC (“Universal”), which extended the term of the parties’ DVD rental revenue sharing arrangement, from April 21, 2012 to August 31, 2014. Coinstar has guaranteed up to $10 million of Redbox’s liability under the Amended Agreement.

Certain statements in the foregoing paragraphs are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Redbox’s relationship with Universal relating to, among other things, a DVD rental revenue sharing arrangement. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Redbox or Universal, including those beyond our or Redbox’s control. Such risks and uncertainties include, but are not limited to, the termination or the renegotiation on materially adverse terms of the Amended Agreement, and failure to abide by the terms and requirements of the Amended Agreement. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, including our relationship with Universal, please review “Risk Factors” described in our most recent Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, as well as other filings. These forward-looking statements reflect Coinstar’s expectations as of the date hereof. Coinstar undertakes no obligation to update the information provided herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

	By:	/s/ Donald R. Rench
Date: February 29, 2012		Donald R. Rench Chief Legal Officer, General Counsel and Corporate Secretary

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